UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Century Commercial Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	26-1746964
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1640 Snow Road, Parma, Ohio	44134
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None.

If this form relates to the registration of a class of securities pursuant to Section 12 (b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [  ]

Securities Act registration statement file number to which this form relates: 333-148250

Securities to be registered pursuant to Section 12(b) of the Act:

Common Stock, $0.01 per share
(Title of Class)

The Nasdaq Stock Market, LLC
(Name of Exchange on which Each Class is to be Registered)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1.                       Description of Registrant's Securities to be Registered.

For a description of the Registrant's securities, reference is made to "Market for Common Stock of Century Commercial Bancorp," "Our Dividend Policy" and "Description of Century Commercial Bancorp Common Stock" in the Registration Statement on Form S-1 (File No. 333-148250), as initially filed December 21, 2007, as amended (the "Form S-1"), which is hereby incorporated by reference.  For a description of the provisions of the Registrant’s Charter and Bylaws that may render a change in control of the Registrant more difficult, reference is made to "Restrictions on Acquisition of Century Commercial Bancorp and Century Bank" in the Form S-1 referenced above.

Item 2.                       Exhibits.

1.	The Registration Statement on Form S-1 (File No. 333-148250), as initially filed December 21, 2007, as amended, is hereby incorporated by reference.

2.
Charter for Century Commercial Bancorp, Inc., filed as Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 333-148250), as initially filed December 21, 2007, as amended, is hereby incorporated by reference.

3.
Bylaws of Century Commercial Bancorp, Inc., filed as Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-148250), as initially filed December 21, 2007, as amended, is hereby incorporated by reference.

4.	Specimen Stock Certificate, filed as Exhibit 4 to the Registration Statement on Form S-1 (File No. 333-148250), as initially filed December 21, 2007, as amended, is hereby incorporated by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CENTURY COMMERCIAL BANCORP, INC.

Date: February 6, 2008	By:	/s/ Jeffrey J. Calabrese
Jeffrey J. Calabrese, President